BUSINESS CONSULTING AND SERVICES AGREEMENT
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     This  Business Consulting and Services Agreement (hereinafter Agreement) is made and entered into this 20 day of January, 2006, by and between Stem Cell Therapy International, Inc., a Nevada corporation, (hereinafter Principal) and Julio C. Ferreira, d/b/a Sphaera Inte-Par ("Sphaera" or "Consultant").

                                    RECITALS

     WHEREAS, Consultant is in the business of providing corporate advisory and business consulting services and desires to provide such services to Principal pursuant to the terms and conditions of this Agreement; and

     WHEREAS, Principal desires to engage the services of Consultant to perform such business consulting and advisory services as set forth herein below, is in need of such services, and is able to pay for same, in furtherance of expanding and developing Principals business.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valid consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree to be legally bound as follows:

1.     Recitals.  The  recitals  set  forth  above are true and correct, and are
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incorporated  herein  by  reference.

2.     Engagement.  Principal hereby engages Consultant to render the consulting
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and  advisory  services  set forth in Paragraph 3 of this Agreement.  Consultant hereby accepts the engagement and agrees to use its best efforts to perform the duties and services on behalf of Principal.

3.     Nature of Services and Duties.  Consultant shall make itself available to
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consult  with  Principal  concerning  all matters pertaining to the promotion of
Principals business activities, including, generally, all issues of concern or import in the ongoing growth, development and related business affairs of the Principal as may be brought to the attention of Consultant by Principal. Consultant shall provide in an ongoing manner in the following potential business areas:

a. Financial and consulting advice with respect to an analysis of the ongoing business of the Principal as well as analyses of business opportunities as may be contemplated by Principal or as may arise in the course of this Agreement;


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b.     Advice  and  assistance  to  the  Principal  in any and all marketing and public relations strategies and investor relations activities. Such promotional and public relations activities shall include but shall not be limited to procuring professional services for the development of business plans, publicity campaigns and promotion of the Principal to brokerage houses and investment analysts. Upon the establishment of an eventual public market for Principals stock, Consultant shall advise Principal on the implementation of an ongoing public and investor relations program to increase the public awareness of the Principal, its products and services, and business plans and development.
Sphaera agrees to submit Client's website and email campaign pieces to its exclusive database resource of over 3 million qualified customers and or investors. Sphaera's database includes 3,800 influential and wealthy individuals, fund mangers, politicians, brokers, professional athletes, and its exclusive data base of Globo TV subscribers consisting of 3.4 million households.

c. Sphaera also agrees to translate Principal's company news from English language to Portuguese; provide text email marketing services; and provide online promotion of Principal's company activities to Sphaera resources. The totality of Sphaera's consulting services program shall include providing to Principal what Sphaera refers to as its "Promotion Solution" program.

4.     Limitation  on  Consultants  Services.  Consultant  is  not  and does not
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purport  to  be a person engaged in the provision of legal services and does not engage in the practice of law. The principals and members of Consultant are not attorneys, and Consultant does not maintain attorneys as staff or employees. In the course of providing the services contemplated herein, Consultant shall not provide to Principal any form of interpretation or advice concerning federal or state securities laws, rules, or regulations. Consultant further agrees that he/it shall not make any offer or sale of Principal's securities to any person or entity.

5.     Compensation.  Principal  shall  pay  to Consultant, as sole compensation
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for  all  such  services  provided pursuant to Paragraph 3 herein above, and for other services reasonably related to such matters as authorized by Principal, the compensation as identified below. The parties agree that Consultant shall receive the following compensation:

a. Three thousand dollars ($3,000.00) payable upon execution of this Agreement; and

b. Twenty thousand (20,000) shares of Principal's restricted common stock within thirty (30) days upon execution of the Agreement.



6.     Representations  of  Principal.
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a.     Principal agrees to provide Consultant such financial, business and other material and information about Principal, its products, services, contracts, litigation, patents, trademarks and other business matters which Consultant may request and any additional information which Consultant considers to be important material for the completion of this Agreement. Principal acknowledges and agrees that Sphaera/ Julio Ferreira will not make any guarantees as to the results or performance of the clients stock resulting from Consultant's promotion of Principal's business.

b. Principal is a corporation duly organized and existing under the laws of the State of Incorporation and is in good standing with the jurisdiction of its incorporation and in each state where it is required to be qualified to do business.

c. Principal will cooperate in a prompt and professional manner with Consultant, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.


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7.     Representations  by  Consultant.
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a.     Consultant  represents,  warrants  and  covenants  that  Consultant  will cooperate in a prompt and professional manner with Principal, its attorneys, accountants and agents in the performance of this Agreement.

b. Sphaera warrants that it will commence online promotion within 10 business days of receiving funds or stock.

8.     Costs,  Expenses  and  Assistants  of Consultant.  Consultant, subject to
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approval  in  writing of the Principal, where necessary and reasonable, may seek out and utilize the assistance and services of other persons, companies, or firms to properly perform the duties and obligations required under this Agreement. Consultant shall be solely responsible for all costs and expenses incurred by it in the performance of services under this Agreement, including costs and expenses for any other person or entity it engages to provide assistance to Consultant.

9.     Term.  This  Agreement shall be for a term of six months, commencing upon
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the  date of execution by both parties hereto.  This Agreement may be terminated at any time by a mutual written agreement of the parties, and shall automatically terminate upon the dissolution or insolvency of either party hereto.

10.     Relationship of Parties.   The parties hereby acknowledge the Consultant
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is an independent contractor of Principal and is not authorized to act on behalf of Principal as its agent, except as may be specifically agreed otherwise. Consultant shall have full control over the manner in which its services are rendered hereunder. Nothing in this Agreement or the course of conduct between the parties shall be deemed to constitute an employment, agency, joint venture, partnership or any other type of relationship between the parties other than the independent contractor status established hereby. Consultant shall not have the right or power to bind Principal to any contracts or agreements with any third party, nor shall Consultant have the right or power to direct any operations of the Principal not authorized specifically by Principal. The relationship created by this Agreement is that of a contract for services.

11.     Waiver, Modification and Cancellation; Writing Required.  This Agreement
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may  not  be  modified,  amended  or canceled except by a mutual agreement by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

12.     Severability.  The  invalidity  or  unenforceability  of  any particular
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provisions  hereof shall not effect the remaining portions or provisions of this
Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

13.     Attorneys  Fees.  In  the  event  it  becomes necessary for either party
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herein  to seek legal means to interpret or enforce the terms of this Agreement, the non-prevailing party shall be liable to the prevailing party for all reasonable attorney fees, attorney fees on appeal, travel expenses, deposition costs, expert witness expenses and fees, and any other costs of whatever nature and reason necessarily incurred by the prevailing party incident to the prosecution or defense of any action arising from or related to the subject matter of this Agreement, plus costs in all proceedings, trials and appeals.

14.     Venue.  The parties hereto understand and agree that venue shall be had,
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and  is  mandatory,  in  Pinellas County, Florida, to the exclusion of all other places  of  venue,  for  all  matters  which  may  arise  under  this Agreement.

15.      Governing  Law.  This  Agreement  is governed solely and exclusively by
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the  laws  of  the  State  of  Florida.

16.     Entire  Agreement.  This  Agreement  contains  the  entire understanding
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between  the parties hereto with respect to the matters contemplated hereby, and this Agreement supercedes any and all prior understandings and written and oral agreements between the parties with respect to the subject matter hereof.

17.     Binding  Effect;  Successors  and/or  Assigns.   This Agreement shall be
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binding upon and shall inure to the benefit of the respective parties hereto and any successors, grantees and/or assigns, whether resulting from a merger, acquisition, recapitalization, asset purchase or otherwise, and the parties legal representatives and affiliates.

     18.     Authority  to Enter into Agreement.  The individuals executing this
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Agreement  on  behalf  of  Principal and Consultant represent that they are duly authorized by their respective entities to enter into said Agreement, and that their acts are binding upon the entities which they represent.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                         STEM  CELL  THERAPY  INTERNATIONAL,  INC.


                         __________________________________________
                         Calvin  Cao,  Chairman  of  the  Board



                         SPHAERA  INTE-PAR


                         __________________________________________
                         Julio  C.  Ferreira
                         Its:  _______________________________________